Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intelligent Bio Solutions Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264218) and Form S-8 (No. 333-266571) of Intelligent Bio Solutions Inc. of our report dated September 21, 2022, relating to the consolidated financial statements which appears in the Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Audit Pty Ltd

Sydney, Australia

March 3, 2023